Exhibit 10.1

WILSHIRE BANCORP, INC.
FORM OF RESTRICTED STOCK AGREEMENT

This Restricted Stock Agreement (“Agreement”) is entered into as of <<date>> pursuant to the Wilshire Bancorp, Inc. (the “Company”) 2008 Stock Incentive Plan (the “Plan”) and evidences the grant of Restricted Shares (as defined in the Plan), and the terms, conditions and restrictions pertaining thereto, to <<name>> (the “Employee”).  Capitalized terms that are used and not defined herein shall have the meanings assigned to them in the Plan.

WHEREAS, the Company maintains the Plan under which the Committee (as defined in the Plan) may, among other things, award shares of the Company’s common stock (“Stock”) to such key associates of the Company and its Subsidiaries as the Committee may determine, subject to terms, conditions and restrictions as it may deem appropriate; and

WHEREAS, pursuant to the Plan, the Company, upon action by the Committee, has granted to the Employee a Restricted Share Award conditioned upon the execution by the Company and the Employee of a Restricted Stock Agreement setting forth all the terms and conditions applicable to such award;

NOW THEREFORE, in consideration of the benefits which the Company has derived from the services rendered to it and its Subsidiaries by the Employee and of the covenants contained herein, the parties hereby agree as follows:

1.               Award of Shares.  Under the terms of the Plan, the Committee awarded to the Employee a restricted stock award (the “Award”) effective on <<date>> (the “Award Date”), covering <<shares>> shares of the Company’s Stock (the “Award Shares”), subject to the Employee agreeing to the terms, conditions, and restrictions set forth in this Agreement.

2.               Period of Restriction and Vesting in the Award Shares.

(a)          All Award Shares are entirely forfeitable during the period of restriction (the “Period of Restriction”).  The Period of Restriction will begin on Award Date and will continue for purposes of this Agreement in accordance with the following schedule, and shall be subject to additional limitations set forth in this Paragraph 2(a).

End of Period of Restriction	Percent of Restricted Shares
<<vesting date>>	<<% vested>>
<<vesting date>>	<<% vested>>
<<vesting date>>	<<% vested>>

Notwithstanding the above schedule, the Period of Restriction for all Award Shares held by any Employee shall end upon the Employee’s termination of employment due to death or disability.

Notwithstanding anything in this Paragraph 2(a) to the contrary, the Period of Restriction for any Award Share shall not end prior to the last day of the TARP Period.  In the event that the TARP Period terminates following the end of the Period of Restriction that would otherwise be provided by this Paragraph 2(a), then the Period of Restriction shall continue and shall end simultaneously upon termination of the TARP Period.  The “TARP Period,” for the purposes of this Agreement, shall terminate on the day all Company obligations arising from financial assistance provided to the Company under the Troubled Asset Relief Program Capital Purchase Program (the “CPP”) created by the U.S. Department of the Treasury (the “Treasury Department”) pursuant to authority granted under the Emergency Economic Stabilization Act of 2008, as amended (the “EESA”), are satisfied as described in Section 111(b)(3)(D)(i) of the EESA, excluding any period in which the Treasury Department only holds warrants to purchase Stock of the Company as provided in Section 111(a)(5) of the EESA.

(b)         The Award Shares may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution, during the Period of Restriction.

(c)          The restrictions applicable to the Award Shares shall automatically terminate, the Award Shares shall be fully vested and the Award Shares shall be free of restrictions and freely transferable following the end of the Period of Restriction with respect to such Award Shares.

(d)         The Period of Restriction shall not lapse prior to the date provided above due to the occurrence of a Change in Control of the Company or any of its Subsidiaries.

3.               Stock Certificates.

(a)          The Company shall issue the Award Shares either: (i) in certificate form as provided in Paragraph 3(b) below; or (ii) in book entry form, registered in the name of the Employee with notations regarding the applicable restrictions on transfer imposed under this Agreement.

(b)         Any certificates representing Award Shares shall be held by the Company until such time as the Period of Restrictions with respect to such Award Shares and such Award Shares become transferable, or are forfeited hereunder.  Such certificates shall bear the following legend:

THE SALE OR OTHER TRANSFER OF THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE, WHETHER VOLUNTARY, INVOLUNTARY, OR BY OPERATION OF LAW, IS SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER SET FORTH IN THE WILSHIRE BANCORP INC., 2008 STOCK INCENTIVE PLAN, IN THE RULES AND ADMINISTRATIVE PROCEDURES ADOPTED PURSUANT TO SUCH PLAN, AND IN A RESTRICTED STOCK AGREEMENT DATED <<DATE>>.  A COPY OF THE PLAN, SUCH RULES AND PROCEDURES, AND SUCH RESTRICTED STOCK AGREEMENT MAY BE OBTAINED FROM THE SECRETARY OF WILSHIRE BANCORP, INC.

(c)          Promptly after the lapse of the Period of Restriction with respect to any of the Award Shares, the Company shall, as applicable, either remove the notations on any of the Award Shares issued in book entry form as to which the restrictions have lapsed or deliver to the Employee a certificate or certificates evidencing the number of Award Shares with respect to which the Period of Restriction has lapsed.

(d)         The Committee may require, concurrently with the execution and delivery of this Agreement, the Employee to deliver to the Company an executed stock power, in blank, with respect to the Award Shares.  The Employee, by acceptance of the Award, shall be deemed to appoint, and does so appoint by execution of this Agreement, the Company and each of its authorized representatives as the Employee’s attorney(s) in fact to effect any transfer of forfeited shares (or shares otherwise reacquired or withheld by the Company hereunder), or any adjustment to the number of Award Shares pursuant to Paragraph 12 below, to the Company as may be required pursuant to the Plan or this Agreement and to execute such documents as the Company or such representatives deem necessary or advisable in connection with any such transfer.

4.               Voting Rights.  During the Period of Restriction, the Employee may exercise full voting rights with respect to the Award Shares.

5.               Dividends and Other Distributions.  During the Period of Restriction, all dividends and other distributions paid with respect to the Award Shares in cash or property other than shares of the Company’s Stock shall be invested in shares of the Company Stock.  Such shares shall be treated as additional shares awarded hereunder and shall be subject to the same restrictions on transferability and vesting as the Award Shares with respect to which they were paid and shall, to the extent vested, be paid when and to the extent the underlying Award Shares are vested and freed of restrictions.

6.               Forfeiture of Award Shares.  If Employee’s employment by the Company or its Subsidiaries is terminated for any reason prior to lapse of the Period of Restriction with respect to any Award Shares, the Award Shares for which the Period of Restriction has not lapsed will be immediately forfeited by Employee to the Company.

7.               Section 83(b) Election.  The Employee understands that the Award made hereby has tax consequences and has had an opportunity to review those consequences with his tax adviser to the extent that he desires to do so.  The Employee acknowledges that under Section 83 of the  Code the difference between the Fair Market Value of the Award Shares on the date of the Award and the Fair Market Value at the expiration of the Period of Restriction, is reportable as ordinary income.  The Employee understands that he may elect to be taxed at the date of the Award hereunder, rather than at the expiration of the Period of Restriction, by filing an election under Section 83(b) of the Code with the Internal Revenue Service within 30 days after the date of the Award.  If the Fair Market Value of the Award Shares at the time the Period of Restriction expires exceeds the Fair Market Value on the date of the Award, the election may avoid adverse tax consequences in the future by converting the increase in value occurring after the date of the Award from ordinary income to capital gain.  Employee understands that the failure to make this filing within said 30 day period will result in the recognition of ordinary income by the Employee (in the event the Fair Market Value of the Award Shares increases after date of this Award) as of the date the Period of Restriction lapse.  However, the Employee also understands that if he makes such an election, he may incur adverse tax consequences in the event of the forfeiture of the Award Shares.  The Employee acknowledges that (i) it is the Employee’s sole responsibility, and not the Company’s, to file a timely election under Section 83(b) and (ii) the Employee is not relying on the Company for advice with respect to the federal income tax consequences associated with the Section 83(b) election or any other matter.  If the Employee makes such an election, he will provide the Company of the statement filed with the Internal Revenue Service within 30 days after the filing of such statement.

8.               Withholding Taxes.  The Company, or any of its Subsidiaries, shall have the right to retain and withhold the amount of taxes required by any government to be withheld or otherwise deducted and paid with respect to the Award Shares.  The Committee may require the Employee or any successor in interest to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes required to be withheld by the Company, or any of its Subsidiaries, and to withhold any distribution in whole or in part until the Company, or any of its Subsidiaries, is so paid or reimbursed.  In lieu thereof, the Company, or any of its Subsidiaries, shall have the right to withhold from any other cash amounts due or to become due from the Company, or any of its Subsidiaries, to or with respect to the Employee an amount equal to such taxes required to be withheld by the Company, or any of its Subsidiaries, to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes or to retain and withhold a number of shares of the Company’s Stock having a market value not less than the amount of such taxes and cancel any such shares so withheld in order to pay or reimburse the Company, or any of its Subsidiaries, for any such taxes.  The Employee or any successor in interest is authorized to deliver shares of the Company’s Stock in satisfaction of minimum statutorily required tax withholding obligations (whether or not such shares have been held for more than six months and including shares acquired pursuant to this Award if the restrictions thereon have lapsed).

9.               Administration of Plan.  The Plan is administered by the Committee appointed by the Company’s Board of Directors.  The Committee has the authority to construe and interpret the Plan, to make rules of general application relating to the Plan, to amend outstanding awards pursuant to the Plan, and to require of any person receiving an award, at the time of such receipt or lapse of restrictions, the execution of any paper or the making of any representation or the giving of any commitment that the Committee shall, in its discretion, deem necessary or advisable by reason of the securities laws of the United States or any State, or the execution of any paper or the payment of any sum of money in respect of taxes or the undertaking to pay or have paid any such sum that the Committee shall, in its discretion, deem necessary by reason of the Internal Revenue Code or any rule or regulation thereunder, or by reason of the tax laws of any State.

10.         Plan and Prospectus.  This Award is granted pursuant to the Plan and is subject to the terms thereof (including all applicable vesting, forfeiture, settlement and other provisions).  The terms of the Plan are incorporated by reference herein.  A copy of the Plan, as well as a prospectus for the Plan, has been provided to the Employee.  The Employee acknowledges receipt thereof and has had an opportunity to review such documents to the extent he desires.

11.         Notices.  Any notice to the Company required under or relating to this Agreement shall be in writing and addressed to:

Attn:  Corporate Secretary
Wilshire Bancorp, Inc.

3200 Wilshire Blvd.

Los Angeles, California

Any notice to the Employee required under or relating to this Agreement shall be in writing and addressed to the Employee at his or her address as it appears on the records of the Company.

12.         Construction.  This Agreement shall be administered, interpreted and construed in accordance with the applicable provisions of the Plan.  In addition, this Agreement is intended to provide and evidence a grant of long term restricted stock which does not fully vest during the period in which any obligation arising from financial assistance provided to the Company remains outstanding as described in Section 111(b)(3)(D)(i) of the EESA, excluding any period in which the Treasury Department only holds warrants to purchase Stock of the Company as provided in Section 111(a)(5) of the EESA, and shall be interpreted and administered as such.

13.         CPP Limitations.  The Company has participated in the CPP; and the Company is required to comply with the requirements of Section 111(b) of the EESA, as amended from time to time, and the CPP with respect to the compensation of certain current and future employees of the Company (as determined for purposes of the EESA and the guidance and regulations issued by the Treasury Department with respect to the CPP (the “CPP Requirements”)), in accordance with the CPP Requirements.  The Employee acknowledges and understands that this Agreement shall be administered, interpreted and construed and, if and where applicable, benefits provided hereunder shall be limited, deferred and/or subject to repayment to the Company in accordance with the CPP Requirements and Section 111(b) of the EESA, as amended from time to time, to the extent legally applicable with respect to the Employee, as determined by the Committee in its discretion.  The Committee shall have the right unilaterally to amend this Agreement to effect or document any changes or additions which in its view are necessary or appropriate to comply with the CPP Requirements and Section 111 of the EESA, as amended from time to time.

14.         Severability.  If any term or other provision of this Agreement is held to be illegal, invalid or unenforceable by any rule of law or public policy, such term or provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision were not a part hereof, and all other conditions and provisions shall remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or unenforceable, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and still be legal, valid and enforceable.  If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only as broad as is enforceable.

15.         Entire Agreement.  The parties acknowledge that there are no written or oral agreements between the Employee and the Company regarding the subject matter hereof other than this Agreement.  This Agreement may not be amended or supplemented except by written instrument executed by the parties.

16.         Successors.  This Agreement shall be binding upon the Employee, his legal representatives, heirs, legatees, distributees, and shall be binding upon the Company and its successors and assigns.

[Signature Page Follows]

To evidence their agreement to the terms, conditions and restrictions hereof, the Company and the Employee have signed this Agreement as of the date first above written.

COMPANY:

WILSHIRE BANCORP, INC.

By:
Name:
Title:

EMPLOYEE:

By:
<<name>>